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                                                                    EXHIBIT 99.1

CONTACTS:

Kenneth A. Paladino, CFO        Philip J. Denning / Van Negris / Lexi Terrero
TII Industries, Inc.            Kehoe, White, Van Negris & Company, Inc.
(631) 789-5000                  (212) 396-0606

FOR IMMEDIATE RELEASE:
----------------------

         TII INDUSTRIES CHANGES NAME TO TII NETWORK TECHNOLOGIES, INC.;

           INTRODUCES NEW LOGO SYMBOLIC OF BROADENING BASE OF PRODUCTS
                      FOR THE TELECOMMUNICATIONS INDUSTRY;

        CEO TIM ROACH COMMENTS ON OPERATIONS AND EXISTING AND NEW MARKETS
                         AT ANNUAL SHAREHOLDERS MEETING

COPIAGUE,  NY - DECEMBER  5, 2001 - TII  Network  Technologies,  Inc.,  (Nasdaq:
TIII), today announced that its shareholders have approved a change of its corporate name from "TII Industries, Inc." to "TII Network Technologies, Inc." This change is expected to become effective on December 10, 2001. The announcement was made today at the Company's annual meeting after shareholders had overwhelmingly voted to approve the name change.

Timothy J. Roach, President and Chief Executive Officer, stated: "We are gratified that our shareholders have approved a change of the Company's name to TII Network Technologies, Inc. which emphasizes the Company's broadening base of both technologically sophisticated products for the telecommunications markets and its diversification into new and expanding markets. Our new name also reflects what TII is today: a proven technology leader with a strong foundation of experience, highly energized and well positioned to bring new products to both our existing and new markets.

The company also unveiled a new graphic identity which incorporates the new name, TII Network Technologies, Inc., with a logo that is symbolic of the Company's expanding business base in the marketplace while also reflecting its heritage in surge protection. [GRAPHIC OMITTED]

In his remarks at the annual meeting, the Company's CEO said that despite the difficulties of the past year, the Company has had several successes that are positioning it for improved financial performance.

Mr. Roach  commented:  "Earlier  this year,  we were pleased with our success in winning a multi-year extension and expansion of our agreement with a major Regional Bell Operating Company ("RBOC") that has been a long and valued customer of our Company. We are particularly pleased that the award significantly expands the territory within this RBOC that our products will now be deployed. We believe the key factors in the selection of TII were our advanced product designs, our history of excellent customer service, our focus on quality, and our ongoing investments in customer-driven, new product developments and enhancements.

TII Industries, Inc.
December 5, 2001
Page Two

"We've also continued to develop new products for the telco sector. Because we believe that Digital Subscriber Line (DSL) technology is going to be widely implemented, we are introducing a full line of DSL products, including splitters and filters, to maintain the integrity of the voice and data transmissions coming over a DSL line. We are also incorporating the DSL product line into our protection and network interface product lines. Additionally, we also continue to invest in our core protection products and are expanding our product offering of power-line protectors, currently used by the RBOCs, by utilizing TII's patented circuitry for common ground and hybrid protection technology.

"However, while this is good news for our core telecommunications business prospects in the future, the protracted slowdown in the communications industry and the U.S. economy, along with the corresponding reduction in capital spending, is continuing. An informal poll of TII customers and other industry participants indicates that the softness should continue through the summer of 2002 with purchasing patterns forecasted to normalize by the beginning of fiscal 2003. This view is in-line with our expectations that revenues for the fiscal 2002 second quarter will continue to decline even further than the fiscal 2002 first quarter. While we expect a modest recovery during the second half of fiscal 2002, management believes market conditions will improve in the summer of 2002, and customers will resume their normal levels of inventories and capital spending which will, in turn, contribute to increased levels of sales of our products. "Just as important during fiscal 2001 were our efforts to develop and market innovative products that will take our company into new markets that we believe have great potential.

"A few weeks ago at the COMDEX show in Las Vegas, we launched a new product, the Digital Closet, an innovative "no-new-wires" Multi-Service Residential Gateway for existing homes. It is a professionally installed turnkey solution that provides a unique combination of a whole home surge protection system, high speed multiple point Internet access and local area networking utilizing a home's existing phone lines.

"Based on the excellent initial response from both the dealer community and the consumer markets studied, we believe that Digital Closet is poised to be a key product in the rapidly growing home networking industry.

"But you don't have to take our word for it. A panel of award-winning editors from the technology industry's leading publications - CIO, Computerworld, InfoWorld, Network World and PC World - selected the Digital Closet(TM), as a Finalist in the Best of COMDEX Awards: Best New Product Concept at the COMDEX show a few weeks ago. Our Digital Closet product was one of only three products selected as a finalist, from over 500 new products introduced at the show.

"We have begun establishing territories for TII-certified distribution and installation professionals and dealers who recognize the large potential market for Digital Closet. We've also launched a targetted advertising and marketing campaign to introduce Digital Closet.

                                    --more--

TII Industries, Inc.
December 5, 2001
Page Three

"Further last week, we were pleased to announce the formation of a marketing alliance with Com21, Inc., a leading global provider of system solutions for the broadband access market, to jointly market and promote both companies' products. Under the terms of the alliance Com21 will exclusively use Digital Closet(TM) as the avenue of distribution for the Com21 cable modem into the professionally installed multi-service residential gateway market for existing homes. We believe the combination of Com21's cable modems and our Digital Closet will improve the homeowner's ability to network their home, maximizing their Internet connection. We chose to partner with Com21 because of their technical expertise and their high quality products, which we believe will support our sales and marketing efforts.

"Let me summarize where we've been this year. We've been repositioning our Company to improve operations and capitalize on our reputation for high quality and high performance products. And, most importantly we have been pursuing growth through significant investments in innovative products that are diversifying TII into new and expanding markets.

"We're proud of the way our products have come to symbolize quality, which is reflected in our new identity which encapsulates our aspirations. There will many challenges in the future. But we also have a solid foundation on which to move forward and grow.

"We are very excited about our future and remain committed to continued leadership in technology, quality and customer service. Watch us grow as we journey into the digital future and address the growing demand for communication networking products and services for our business and residential customers."

ABOUT TII INDUSTRIES,  INC.

TII is a proven technology leader specializing in providing the communications industry with innovative, network protection and management products including station protectors, network interface devices, DSL protectors, filters and splitters and power and data-line protectors as well as creative, custom design solutions to meet customers' individual requirements. TII has also developed and markets the Digital Closet(TM), a unique "no new wires" multi-service residential gateway specifically designed to address the growing demand for communication networks in existing homes.

Statements in this release that are not strictly historical are "forward-looking" statements and should be considered as subject to the many risks and uncertainties that exist in the Company's operations and business environment. These factors include, but are not limited to, general economic and business conditions, including the regulatory environment applicable to the communications industry; weather and similar conditions; competition; potential technological changes, including the Company's ability to timely develop new products and adapt its existing products to technological changes; potential changes in customer spending and purchasing policies and practices; loss or disruption of sales to major customers as a result of, among other things, third party labor disputes and shipping disruptions from countries in which the Company's contract manufacturers produce the Company's products; Company's ability to market its existing, recently developed and new products and retain and win contracts; risks inherent in new product introductions, such as start-up delays and uncertainty of customer acceptance; dependence on third parties for products and product components; the Company's ability to attract and retain technologically qualified personnel; the Company's ability to fulfill its growth strategies; the availability of financing on satisfactory terms to support the Company's growth; and other factors from time to time discussed in TII's SEC reports.

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